Exhibit 99.1

Envestnet Reports First Quarter 2022 Financial Results

Berwyn, PA — May 5, 2022 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three months ended March 31, 2022.

	Three months ended
Key Financial Metrics	March 31,		%
(in millions, except per share data)	2022	2021	Change
GAAP:
Total revenues	$321.4	$275.1	17%
Net income (loss)	$(14.7)	$14.9	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$(0.25)	$0.27	n/m

Non-GAAP:
Adjusted revenues(1)	$321.4	$275.2	17%
Adjusted EBITDA(1)	$55.7	$68.3	(18)%
Adjusted net income(1)	$31.0	$41.9	(26)%
Adjusted net income per diluted share(1)	$0.47	$0.64	(27)%
n/m - not meaningful

“Envestnet has made substantial progress in bringing together the powerful capabilities of Envestnet to create more scalable, more intelligent, and more valuable solutions for our clients.” said Bill Crager, Chief Executive Officer.

“Our first quarter financial results continue to demonstrate the strength of our business and the hard work of the Envestnet team,” concluded Mr. Crager.

Financial Results for the First Quarter of 2022

Asset-based recurring revenues increased 27% from the first quarter of 2021, and represented 63% of total revenues for the first quarter of 2022 compared to 58% for the first quarter of 2021. Subscription-based recurring revenues increased 4% from the first quarter of 2021, and represented 36% of total revenues for the first quarter of 2022, compared to 40% for the first quarter of 2021. Professional services and other non-recurring revenues decreased 34% from the prior year period. Total revenues increased 17% to $321.4 million for the first quarter of 2022 from $275.1 million for the first quarter of 2021.

Total operating expenses for the first quarter of 2022 increased 27% to $328.1 million from $258.3 million in the prior year period. Cost of revenues increased 35% to $125.3 million for the first quarter of 2022 from $92.9 million for the prior year period. Compensation and benefits increased 26% to $126.8 million for the first quarter of 2022 from $100.7 million for the prior year period. Compensation and benefits were 39% of total revenues for the first quarter of 2022, compared to 37% for the prior year period. General and administration expenses increased 22% to $44.3 million for the first quarter of 2022 from $36.3 million for the prior year period. General and administration expenses were 14% of total revenues for the first quarter of 2022, compared to 13% for the prior year period.

Loss from operations was $6.7 million for the first quarter of 2022 compared to income of $16.8 million for the first quarter of 2021. Net loss was $14.7 million for the first quarter of 2022 compared to net income of $14.9 million for the first quarter of 2021. Net loss per diluted share attributable to Envestnet, Inc. was $0.25 for the first quarter of 2022 compared to net income per diluted share attributable to Envestnet, Inc. of $0.27 for the first quarter of 2021.

Adjusted revenues(1) for the first quarter of 2022 increased 17% to $321.4 million from $275.2 million for the prior year period. Adjusted EBITDA(1) for the first quarter of 2022 decreased 18% to $55.7 million from $68.3 million for the prior year period. Adjusted net income(1) decreased 26% for the first quarter of 2022 to $31.0 million from $41.9 million for the prior year period. Adjusted net income per diluted share(1) for the first quarter of 2022 decreased 27% to $0.47 from $0.64 in the first quarter of 2021.

Balance Sheet and Liquidity

As of March 31, 2022, Envestnet had $359.6 million in cash and cash equivalents and $862.5 million in outstanding debt. The outstanding debt as of March 31, 2022 included $345 million in convertible notes maturing in 2023 and $517.5 million in convertible notes maturing in 2025. Envestnet's $500 million revolving credit facility was undrawn as of March 31, 2022.

Outlook

Envestnet provided the following outlook for the second quarter ending June 30, 2022 and full year ending December 31, 2022. This outlook is based on the market value of assets under management or administration as of March 31, 2022. We caution that we cannot predict the market value of these assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions, Except Adjusted EPS	2Q 2022			FY 2022
GAAP:
Revenues:
Asset-based	$196.5	-	$197.5
Subscription-based	118.5	-	119.0
Total recurring revenues	$315.0	-	$316.5
Professional services and other revenues	9.0	-	9.5
Total revenues	$324.0	-	$326.0	$1,329.8	-	$1,339.7

Asset-based cost of revenues	$116.0	-	$116.5
Total cost of revenues	$129.5	-	$130.0

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		66.3			66.1
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$196.5	-	$197.5
Subscription-based	118.5	-	119.0
Total recurring revenues	$315.0	-	$316.5
Professional services and other revenues	9.0	-	9.5
Total revenues	$324.0	-	$326.0	$1,330.0	-	$1,340.0

Adjusted EBITDA(1)	$55.5	-	$56.5	$255.0	-	$260.0
Adjusted net income per diluted share(1)	$0.45	-	$0.46	$2.17	-	$2.23

(a) Envestnet does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss first quarter 2022 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone. More than 106,000 advisors and over 6,500 companies including: 16 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby the Company now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliations of Non-GAAP Financial Measures on pages 9-12 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the

GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the second quarter and full year of 2022, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, a pandemic or health crisis, including the COVID-19 pandemic; changes and volatility in financial and capital markets, including as a result of the current conflict between Russia and Ukraine, which could result in changes in demand for our products or services or in the value of assets on which we earn revenue; the possibility that the anticipated benefits of any of our acquisitions will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on our administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenues, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications, compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 5, 2022 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$359,614	$429,279
Fees receivable, net	88,377	95,291
Prepaid expenses and other current assets	53,488	42,706
Total current assets	501,479	567,276

Property and equipment, net	62,848	50,215
Internally developed software, net	147,014	133,659
Intangible assets, net	400,876	400,396
Goodwill	925,003	925,154
Operating lease right-of-use-assets, net	88,011	90,714
Other non-current assets	74,539	73,768
Total assets	$2,199,770	$2,241,182

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$201,087	$225,159
Accounts payable	18,854	19,092
Operating lease liabilities	10,439	10,999
Deferred revenue	44,427	33,473
Total current liabilities	274,807	288,723

Long-term debt	850,097	848,862
Non-current operating lease liabilities	103,332	105,920
Deferred tax liabilities, net	2,108	21,021
Other non-current liabilities	16,271	17,114
Total liabilities	1,246,615	1,281,640

Equity:
Total stockholders’ equity	951,449	957,089
Non-controlling interest	1,706	2,453
Total liabilities and equity	$2,199,770	$2,241,182

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Asset-based	$202,717	$159,375
Subscription-based	114,734	109,829
Total recurring revenues	317,451	269,204
Professional services and other revenues	3,912	5,901
Total revenues	321,363	275,105

Operating expenses:
Cost of revenues	125,282	92,869
Compensation and benefits	126,849	100,714
General and administration	44,335	36,315
Depreciation and amortization	31,618	28,392
Total operating expenses	328,084	258,290

Income (loss) from operations	(6,721)	16,815
Other expense, net	(5,967)	(7,468)
Income (loss) before income tax provision (benefit)	(12,688)	9,347

Income tax provision (benefit)	2,020	(5,588)

Net income (loss)	(14,708)	14,935
Add: Net loss attributable to non-controlling interest	849	11
Net income (loss) attributable to Envestnet, Inc.	$(13,859)	$14,946

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$(0.25)	$0.28

Diluted	$(0.25)	$0.27

Weighted average common shares outstanding:
Basic	54,903,677	54,208,469

Diluted	54,903,677	59,917,648

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2022	2021
OPERATING ACTIVITIES:
Net income (loss)	$(14,708)	$14,935
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,618	28,392
Provision for doubtful accounts	(1,747)	298
Deferred income taxes	(18,955)	(3,581)
Non-cash compensation expense	21,814	14,137
Non-cash interest expense	2,599	2,015
Accretion on contingent consideration and purchase liability	—	388
Fair market value adjustment to contingent consideration liability	—	(140)
Loss allocations from equity method investments	1,545	3,288
Other	(59)	165
Changes in operating assets and liabilities:
Fees receivable, net	8,661	473
Prepaid expenses and other current assets	(8,377)	1,756
Other non-current assets	(1,114)	3,093
Accrued expenses and other liabilities	(27,320)	(28,668)
Accounts payable	(432)	6,444
Deferred revenue	11,097	7,882
Other non-current liabilities	(1,361)	(1,068)
Net cash provided by operating activities	3,261	49,809

INVESTING ACTIVITIES:
Purchases of property and equipment	(3,896)	(7,062)
Capitalization of internally developed software	(21,671)	(15,058)
Acquisition of proprietary technology	(15,000)	(25,517)
Investments in private companies	(3,000)	(2,538)
Other	(2,500)	—
Net cash used in investing activities	(46,067)	(50,175)

-continued-

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2022	2021
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	658	522
Taxes paid in lieu of shares issued for stock-based compensation	(12,570)	(9,541)
Finance lease payments	(12,454)	—
Revolving credit facility issuance costs	(1,869)	—
Share repurchases	—	(1,672)
Payments of contingent consideration	—	(1,000)
Other	3	(479)
Net cash used in financing activities	(26,232)	(12,170)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(627)	(52)

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(69,665)	(12,588)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	429,428	384,714

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$359,763	$372,126

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Condensed Consolidated Balance Sheets:

	March 31,	March 31,
	2022	2021
Cash and cash equivalents	$359,614	$371,977
Restricted cash included in prepaid expenses and other current assets	149	—
Restricted cash included in other non-current assets	—	149
Total cash, cash equivalents and restricted cash	$359,763	$372,126

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Total revenues	$321,363	$275,105
Deferred revenue fair value adjustment (a)	54	80
Adjusted revenues	$321,417	$275,185

Net income (loss)	$(14,708)	$14,935
Add (deduct):
Deferred revenue fair value adjustment (a)	54	80
Interest income (b)	(321)	(170)
Interest expense (b)	4,853	4,215
Income tax provision (benefit)	2,020	(5,588)
Depreciation and amortization	31,618	28,392
Non-cash compensation expense (d)	21,814	14,137
Restructuring charges and transaction costs (e)	2,346	2,784
Severance (d)	3,106	4,914
Accretion on contingent consideration and purchase liability (c)	—	388
Fair market value adjustment on contingent consideration liability (c)	—	(140)
Non-recurring litigation and regulatory related expenses (c)	3,077	1,709
Foreign currency (b)	(108)	151
Non-income tax expense adjustment (c)	24	(566)
Loss allocations from equity method investments (b)	1,545	3,288
(Income) loss attributable to non-controlling interest	377	(265)
Adjusted EBITDA	$55,697	$68,264

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administration expenses in the condensed consolidated statements of operations.
(d)Included within compensation and benefits in the condensed consolidated statements of operations.
(e)For the three months ended March 31, 2022 and 2021, $2.5 million and $1.8 million were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the three months ended March 31, 2022 and 2021, $(0.2) million and $1.0 million were included within compensation and benefits, respectively, in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Net income (loss)	$(14,708)	$14,935
Income tax provision (benefit) (a)	2,020	(5,588)
Income (loss) before income tax provision (benefit)	(12,688)	9,347
Add (deduct):
Deferred revenue fair value adjustment (b)	54	80
Non-cash interest expense (d)	2,059	1,423
Cash interest - Convertible Notes (d)	2,480	2,480
Non-cash compensation expense (e)	21,814	14,137
Restructuring charges and transaction costs (g)	2,346	2,784
Severance (e)	3,106	4,914
Accretion on contingent consideration and purchase liability (c)	—	388
Fair market value adjustment on contingent consideration liability (c)	—	(140)
Amortization of acquired intangibles (f)	17,520	16,478
Non-recurring litigation and regulatory related expenses (c)	3,077	1,709
Foreign currency (d)	(108)	151
Non-income tax expense adjustment (c)	24	(566)
Loss allocations from equity method investments (d)	1,545	3,288
Loss (income) attributable to non-controlling interest	377	(265)
Adjusted net income before income tax effect	41,606	56,208
Income tax effect (h)	(10,610)	(14,333)
Adjusted net income	$30,996	$41,875

Basic number of weighted-average shares outstanding	54,903,677	54,208,469
Effect of dilutive shares:
Options to purchase common stock	156,349	222,387
Unvested restricted stock units	568,914	562,612
Convertible Notes	9,898,549	9,898,549
Warrants	51,764	76,142
Diluted number of weighted-average shares outstanding	65,579,253	64,968,159

Adjusted net income per share - diluted	$0.47	$0.64

(a)For the three months ended March 31, 2022 and 2021, the effective tax rate computed in accordance with GAAP equaled (15.9)% and (59.8)%, respectively.
(b)Included within subscription-based revenues in the condensed consolidated statements of operations.
(c)Included within general and administration expenses in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)Included within compensation and benefits in the condensed consolidated statements of operations.
(f)Included within depreciation and amortization in the condensed consolidated statements of operations.
(g)For the three months ended March 31, 2022 and 2021, $2.5 million and $1.8 million were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the three months ended March 31, 2022 and 2021, $(0.2) million and $1.0 million were included within compensation and benefits, respectively, in the condensed consolidated statements of operations.
(h)An estimated normalized effective tax rate of 25.5% has been used to compute adjusted net income for the three months ended March 31, 2022 and 2021.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three months ended March 31, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$273,568	$47,795	$—	$321,363
Deferred revenue fair value adjustment (a)	54	—	—	54
Adjusted revenues	$273,622	$47,795	$—	$321,417

Revenues:
Asset-based	$202,717	$—	$—	$202,717
Subscription-based	68,537	46,197	—	114,734
Total recurring revenues	271,254	46,197	—	317,451
Professional services and other revenues	2,314	1,598	—	3,912
Total revenues	273,568	47,795	—	321,363

Operating expenses:
Cost of revenues:
Asset-based	117,428	—	—	117,428
Subscription-based	1,365	6,446	—	7,811
Professional services and other	15	28	—	43
Total cost of revenues	118,808	6,474	—	125,282
Compensation and benefits	78,644	30,166	18,039	126,849
General and administration	27,360	8,611	8,364	44,335
Depreciation and amortization	23,487	8,131	—	31,618
Total operating expenses	$248,299	$53,382	$26,403	$328,084

Income (loss) from operations	$25,269	$(5,587)	$(26,403)	$(6,721)
Add (deduct):
Deferred revenue fair value adjustment (a)	54	—	—	54
Depreciation and amortization	23,487	8,131	—	31,618
Non-cash compensation expense (c)	11,290	3,535	6,989	21,814
Restructuring charges and transaction costs (d)	284	(3)	2,065	2,346
Severance (c)	1,410	1,642	54	3,106
Non-recurring litigation and regulatory related expenses (b)	—	3,077	—	3,077
Non-income tax expense adjustment (b)	107	(83)	—	24
Loss attributable to non-controlling interest	377	—	—	377
Other	—	2	—	2
Adjusted EBITDA	$62,278	$10,714	$(17,295)	$55,697

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the three months ended March 31, 2022, $2.5 million was included within general and administration expenses and $(0.2) million was included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three Months Ended March 31, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$226,410	$48,695	$—	$275,105
Deferred revenue fair value adjustment (a)	80	—	—	80
Adjusted revenues	$226,490	$48,695	$—	$275,185

Revenues:
Asset-based	$159,375	$—	$—	$159,375
Subscription-based	64,012	45,817	—	109,829
Total recurring revenues	223,387	45,817	—	269,204
Professional services and other revenues	3,023	2,878	—	5,901
Total revenues	226,410	48,695	—	275,105

Operating expenses:
Cost of revenues:
Asset-based	86,190	—	—	86,190
Subscription-based	1,213	5,391	—	6,604
Professional services and other	29	46	—	75
Total cost of revenues	87,432	5,437	—	92,869
Compensation and benefits	62,854	26,289	11,571	100,714
General and administration	20,699	8,516	7,100	36,315
Depreciation and amortization	21,228	7,164	—	28,392
Total operating expenses	$192,213	$47,406	$18,671	$258,290

Income (loss) from operations	$34,197	$1,289	$(18,671)	$16,815
Add (deduct):
Deferred revenue fair value adjustment (a)	80	—	—	80
Depreciation and amortization	21,228	7,164	—	28,392
Non-cash compensation expense (c)	7,829	2,841	3,467	14,137
Restructuring charges and transaction costs (d)	1,365	147	1,272	2,784
Severance (c)	3,087	1,720	107	4,914
Accretion on contingent consideration and purchase liability (b)	342	46	—	388
Fair market value adjustment on contingent consideration liability (b)	—	(140)	—	(140)
Non-recurring litigation and regulatory related expenses (b)	—	1,709	—	1,709
Non-income tax expense adjustment (b)	(535)	(31)	—	(566)
Income attributable to non-controlling interest	(265)	—	—	(265)
Other	16	—	—	16
Adjusted EBITDA	$67,344	$14,745	$(13,825)	$68,264

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the three months ended March 31, 2021, $1.8 million was included within general and administration expenses and $1.0 million was included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	March 31,	June 30,	September 30,	December 31,	March 31,
	2021	2021	2021	2021	2022(1)
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management (“AUM”)	$286,039	$315,422	$327,279	$362,038	$361,251
Assets under Administration (“AUA”)	408,858	426,416	431,040	456,316	432,141
Total AUM/A	694,897	741,838	758,319	818,354	793,392
Subscription	4,132,917	4,447,733	4,670,827	4,901,662	4,736,537
Total Platform Assets	$4,827,814	$5,189,571	$5,429,146	$5,720,016	$5,529,929
Platform Accounts
AUM	1,138,183	1,209,761	1,276,066	1,345,274	1,459,093
AUA	1,192,668	1,163,991	1,193,069	1,217,076	1,186,180
Total AUM/A	2,330,851	2,373,752	2,469,135	2,562,350	2,645,273
Subscription	11,453,434	11,712,573	14,810,664	14,986,531	15,151,569
Total Platform Accounts	13,784,285	14,086,325	17,279,799	17,548,881	17,796,842
Advisors
AUM/A	41,177	41,259	41,696	39,735	39,800
Subscription	65,724	66,597	66,489	68,808	67,168
Total Advisors	106,901	107,856	108,185	108,543	106,968
(1) Certain assets and accounts have been reclassified from AUA to AUM to better reflect the nature of the services provided to certain customers.

The following table summarizes the changes in AUM and AUA for the three months ended March 31, 2022:

	12/31/2021	Gross Sales	Redemptions	Net Flows	Market Impact	Reclassification(1)	3/31/2022
	(in millions, except account data)
AUM	$362,038	$28,699	$(15,967)	$12,732	$(22,240)	$8,721	$361,251
AUA	456,316	28,341	(19,912)	8,429	(23,883)	(8,721)	432,141
Total AUM/A	$818,354	$57,040	$(35,879)	$21,161	$(46,123)	$—	$793,392

Fee-Based Accounts	2,562,350			82,923		—	2,645,273
(1) Certain assets and accounts have been reclassified from AUA to AUM to better reflect the nature of the services provided to certain customers.

The above AUM/A gross sales figures include $9.1 billion in new client conversions. The Company onboarded an additional $32.8 billion in subscription conversions during the three months ended March 31, 2022, bringing total conversions for the quarter to $41.9 billion.